Exhibit 10.5

Execution Version

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of December 30, 2016, is by and among reorganized Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (together with its successors and assigns, the “Warrant Agent”).

WHEREAS, on April 14, 2016, Energy XXI Ltd and its affiliated debtors (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), Case No. 16-31928;

WHEREAS, on November 21, 2016, the Debtors filed the Debtors’ Second Amended Proposed Joint Chapter 11 Plan of Reorganization (as amended or supplemented from time to time, the “Plan of Reorganization”);

WHEREAS, on December 13, 2016, the Bankruptcy Court entered an order confirming the Plan of Reorganization, and the Debtors emerged from their chapter 11 cases on the date first written above (the “Effective Date”);

WHEREAS, pursuant to the Plan of Reorganization, the Company will issue or cause to be issued, on or as soon as reasonably practicable after the Effective Date, warrants (the “Warrants”) (a) to purchase 1,271,933 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), representing an aggregate total of 3.6% of the total number of shares of Common Stock issuable pursuant to the Plan of Reorganization (subject to dilution from the Management Incentive Plan, as defined in the Plan of Reorganization) to holders of EGC Unsecured Notes Claims (as defined in the Plan of Reorganization) and (b) to purchase 847,956 shares of Common Stock, representing an aggregate total of 2.4% of the total number of shares of Common Stock issuable pursuant to the Plan of Reorganization (subject to dilution from the Management Incentive Plan, as defined in the Plan of Reorganization) to holders of EPL Unsecured Notes Claims (as defined in the Plan of Reorganization);

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, call, exercise and cancellation of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when issued, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1           Definition of Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a)          “Additional Common Stock” has the meaning set forth in Section 5.1 hereof.

(b)          “Adjustment Event” has the meaning set forth in Section 5.2 hereof.

(c)          “Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

(d)          “Appropriate Officer” has the meaning set forth in Section 3.2(a) hereof.

(e)          “Bankruptcy Code” has the meaning set forth in the Recitals.

(f)          “Beneficial Holders” means, with respect to any Warrants represented by a Global Warrant Certificate, any person or entity that “beneficially owns” (as such term is defined and determined pursuant to Rule 13d-3 promulgated under the Exchange Act) such Warrants.

(g)          “Board of Directors” means the Board of Directors of the Company.

(h)          “Book-Entry Warrants” has the meaning set forth in Section 3.1(c) hereof.

(i)           “Business Day” means any day other than a Saturday, Sunday or any other day on which the New York Stock Exchange is closed for trading.

(j)           “Certificated Warrant” has the meaning set forth in Section 3.1(c) hereof.

(k)          “Common Stock” has the meaning set forth in the Recitals, and shall include any successor security as a result of any recapitalization, reorganization, reclassification or similar transaction involving the Company.

(l)           “Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

(m)         “Current Sale Price” of the Common Stock on any date of determination means:

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(i)          if the Common Stock is listed on the New York Stock Exchange or The NASDAQ Stock Market on such date, the average closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten (10) consecutive trading days immediately prior to such date of determination, as reported by the New York Stock Exchange or The NASDAQ Stock Market, as applicable;

(ii)         if the Common Stock is not listed on the New York Stock Exchange or The NASDAQ Stock Market on such date, but is listed on another U.S. national or regional securities exchange, the average closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the high bid and low asked prices or, if more than one in either case, the average of the average high bid and low asked prices) for the ten (10) consecutive trading days immediately prior to such date of determination, as reported in composite transactions for such securities exchange (or, if more than one, the principal securities exchange on which the Common Stock is traded);

(iii)        if the Common Stock is not listed on a U.S. national or regional securities exchange, but is traded on an over-the-counter market, the average last quoted sale price for the Common Stock (or, if no sale price is reported, the average of the high bid and low asked price for such date) for the ten (10) consecutive trading days immediately prior to such date of determination, in the over-the-counter market as reported by OTC Markets Group Inc. or other similar organization; or

(iv)        in all other cases, the fair market value per share of the Common Stock, which the Board of Directors shall determine in good faith (subject to the rights of the Holders set forth in Section 9.13), taking into account any recent fairness opinion or other valuation report obtained by the Board of Directors or the Company (it being understood that neither the Board of Directors nor the Company shall have any obligation hereunder to obtain such an opinion or report).

The Current Sale Price shall be determined without reference to early hours, after hours or extended market trading.

The Current Sale Price shall be appropriately adjusted by the Board of Directors in good faith if the “ex date” (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) occurs during the ten (10) consecutive trading days immediately prior to the day as of which the Current Sale Price is being determined.

For these purposes the term “ex date”, when used:

(i)          with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the sale price or bid and ask prices, as applicable, were obtained without the right to receive such issuance or distribution;

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(ii)         with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(iii)        with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration time of such offer.

The foregoing adjustments shall be made to the Current Sale Price in accordance with the terms hereof, as may be necessary or appropriate to effectuate the intent of this Agreement and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(n)          “Date of Issuance” has the meaning set forth in Section 3.1(a) hereof.

(o)          “Depositary” has the meaning set forth in Section 3.1(c) hereof.

(p)          “Direct Registration Warrants” has the meaning set forth in Section 3.1(c) hereof.

(q)          “Effective Date” has the meaning set forth in the Recitals.

(r)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)          “Exercise Date” means any date, on or prior to the expiration of the Exercise Period, on which the Holder exercises the right to purchase the Warrant Exercise Shares, in whole or in part, pursuant to and in accordance with the terms and conditions described herein.

(t)          “Exercise Form” has the meaning set forth in Section 4.3(d) hereof.

(u)          “Exercise Price” has the meaning set forth in Section 4.1 hereof.

(v)         “Exercise Period” has the meaning set forth in Section 4.2 hereof.

(w)         “Fully Diluted” means all Common Stock outstanding as of the applicable measurement date together with all Common Stock then issuable upon (i) the conversion of Convertible Securities at the then applicable conversion rate, and (ii) the exercise of any Options; provided, that, for purposes of clauses (i) and (ii), all conditions to the convertibility and/or exercisability of Convertible Securities and Options of the Company, shall be deemed to have been satisfied.

(x)          “Global Warrant Certificates” has the meaning set forth in Section 3.1(c) hereof.

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(y)          “Governmental Authority” means any (i) government, (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

(z)          “Holder” has the meaning set forth in Section 4.1 hereof.

(aa)        “Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

(bb)        “Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

(cc)        “Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s equity securities or assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Common Stock, other than a transaction which triggers an adjustment pursuant to Sections 5.1, 5.2 or 5.3.

(dd)        “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity (as such term is defined in the Bankruptcy Code).

(ee)        “Plan of Reorganization” has the meaning set forth in the Recitals.

(ff)        “Pro Rata Repurchase Offer” means any offer to purchase shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to all or substantially all holders of Common Stock (subject to satisfaction of any conditions to participation therein such as those relating to minimum holding percentages or accredited status) to purchase or exchange their shares of Common Stock, in the case of both (i) or (ii), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person, or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while the Warrants are outstanding. The “effective date” of a Pro Rata Repurchase Offer shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase Offer or the date of purchase with respect to any Pro Rata Repurchase Offer that is not a tender or exchange offer.

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(gg)        “Registered Holder” has the meaning set forth in Section 3.3(d) hereof.

(hh)        “Requisite Holders” means Registered Holders of Warrants exercisable for a majority of the Common Stock issuable upon exercise of all Warrants then outstanding; provided that, in the case of the Book Entry Warrants, the Requisite Holders shall be the respective customers of the street name holders thereof, as set forth on the books of such street name holders.

(ii)          “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

(jj)          “Securities Act” means the Securities Act of 1933, as amended.

(kk)        “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity (other than a corporation), a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the general partner, the managing member or entity performing similar functions of such partnership, limited liability company or other business entity.

(ll)          “Transfer” means any transfer, sale, assignment or other disposition.

(mm)       “Warrant Agent” has the meaning set forth in the preamble and shall include any successor to the Warrant Agent pursuant to Section 8.1 hereof.

(nn)        “Warrant Certificate” has the meaning set forth in Section 3.1(c) hereof.

(oo)        “Warrant Exercise Shares” means the shares of Common Stock issued upon the exercise of a Warrant.

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(pp)        “Warrant Register” has the meaning set forth in Section 3.3(c) hereof.

(qq)        “Warrant Restrictions” has the meaning set forth in Section 3.1(c) hereof.

(rr)          “Warrant Statements” has the meaning set forth in Section 3.1(c) hereof.

(ss)        “Warrants” has the meaning set forth in the Recitals.

Section 1.2           Rules of Construction.

(a)          The singular form of any word used herein, including the terms defined in Section 1.1 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

(b)          Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole.

(c)          References to “$” are to dollars in lawful currency of the United States of America.

(d)          The Exhibits attached hereto are an integral part of this Agreement.

Article II

APPOINTMENT OF WARRANT AGENT

Section 2.1           Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants in accordance with the express terms and subject to the conditions set forth in this Agreement (and no implied terms or conditions), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and subject to the conditions set forth in this Agreement.

Article III

WARRANTS

Section 3.1           Issuance of Warrants.

(a)          On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Plan of Reorganization, on or as soon as reasonably practicable after the Effective Date (such date, the “Date of Issuance”), the Company will issue the Warrants to holders of EGC Unsecured Notes Claims and EPL Unsecured Notes Claims, as set forth in the Plan of Reorganization.

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(b)          The maximum number of shares of Common Stock issuable pursuant to exercise of the Warrants shall be 2,119,889 shares, as such amount may be adjusted from time to time pursuant to this Agreement.

(c)          Unless otherwise provided in this Agreement, the Warrants (such Warrants being referred to as “Book-Entry Warrants”) shall be issued through the book-entry facilities of The Depository Trust Company, as depositary (the “Depositary”), in the form of one or more global warrant certificates (“Global Warrant Certificates”), duly executed on behalf of the Company and countersigned, either by manual or facsimile signature, by the Warrant Agent, in the manner set forth in Section 3.2(b) below, which the Company shall deliver, or cause to be delivered to the Depositary, on or as soon as reasonably practicable after the Effective Date. Notwithstanding the foregoing, any Warrants which are not issuable through the mandatory reorganization function of the Depositary shall either be (x) represented by certificates (together with the Global Warrant Certificates, “Warrant Certificates”; and any Warrant represented by a Warrant Certificate, other than a Global Warrant Certificate, being referred to as a “Certificated Warrant”) or (y) issued by electronic entry registration on the books of the Warrant Agent (“Direct Registration Warrants”) and shall be reflected on statements issued by the Warrant Agent from time to time to the holders thereof (the “Warrant Statements”); provided, that any Certificated Warrants or Direct Registration Warrants that are not subject to any restriction on transfer or exercise, or are not subject to any vesting requirements (such restrictions or requirements, “Warrant Restrictions”), may be exchanged at any time for a corresponding number of Book-Entry Warrants, in accordance with Section 6.1(c) and the applicable procedures of the Depositary and the Warrant Agent.

Section 3.2           Form of Warrant; Execution of Warrant Certificates.

(a)          Subject to Section 6.1 of this Agreement, the Global Warrant Certificates shall be in substantially the form set forth in Exhibit A-1 attached hereto. The certificates for Certificated Warrants, with the forms of election to exercise and of assignment printed on the reverse thereof, shall be in substantially the form set forth in Exhibit A-2 attached hereto. The Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as may be required by the Depositary (including as provided in Section 3.2(b)) and as are consistent with the provisions of this Agreement, or as may be required to comply with any Law or with any rules or regulations made pursuant thereto or with any rules of any securities exchange or as may be determined (in a manner consistent with the provisions of this Agreement) by the Chief Executive Officer or Chief Financial Officer of the Company (each, an “Appropriate Officer”) executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates.

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(b)          In case any Appropriate Officer of the Company who shall have signed any of the Warrant Certificates (either manually or by facsimile signature) shall cease to be such Appropriate Officer before the Warrant Certificates so signed shall have been countersigned (either manually or by facsimile signature) by the Warrant Agent or delivered or disposed of by or on behalf of the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of with the same force and effect as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.

(c)          The Global Warrant Certificates shall bear a legend substantially in the form indicated therefor on Exhibit A-1. The Global Warrant Certificates shall be deposited on or after the Date of Issuance with the Warrant Agent and registered in the name of Cede & Co., as the nominee of the Depositary. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

(d)          A Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been cancelled in accordance with the terms hereof.

Section 3.3           Registration and Countersignature.

(a)          Upon receipt of a written order of the Company signed by an Appropriate Officer instructing the Warrant Agent to do so, the Warrant Agent (i) shall upon receipt of Warrant Certificates, including the Global Warrant Certificates, duly executed on behalf of the Company, countersign, either by manual or facsimile signature, such Global Warrant Certificates evidencing Warrants, and record such Warrant Certificates, including the Registered Holders thereof, in the Warrant Register, and (ii) shall register in the Warrant Register any Direct Registration Warrants in the names of the initial Registered Holders thereof. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Certificated Warrants or Direct Registration Warrants and the name of the Registered Holders thereof, and the number of Warrants that are to be issued as Book-Entry Warrants, and the Warrant Agent may rely conclusively on such written order. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company shall not instruct the Warrant Agent to register any Direct Registration Warrants unless and until the Warrant Agent shall confirm to the Company in writing that it has the capabilities to accommodate Direct Registration Warrants.

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(b)          No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate so countersigned has been duly issued hereunder.

(c)          The Warrant Agent shall keep or cause to be kept, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Certificated Warrants or Direct Registration Warrants, and the Warrants represented by Global Warrant Certificates, and exercises, exchanges, cancellations and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6.1 of this Agreement, all in a form reasonably satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on any Registered Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until it is satisfied that any payments required by the immediately preceding sentence have been made.

(d)          Prior to due presentment for registration of transfer or exchange of any Warrants in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the person in whose name such Warrants are registered upon the Warrant Register (the “Registered Holder” of such Warrants) as the absolute owner of such Warrants, for all purposes including, without limitation, for the purpose of any exercise thereof (subject to Section 4.3(d)(z)), any distribution to the Holder thereof and for all other purposes (subject to Section 4.1(ii)), and neither the Warrant Agent nor the Company shall be affected by notice to the contrary. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

Article IV

TERMS AND EXERCISE OF WARRANTS

Section 4.1           Exercise Price. Each Warrant shall entitle (i) in the case of the Certificated Warrants or Direct Registration Warrants, the Registered Holder thereof and (ii) in the case of Book-Entry Warrants, the Beneficial Holder thereof ((i) and (ii) collectively, the “Holder”), subject to the provisions of this Agreement and applicable law, the right to purchase from the Company one share of Common Stock (subject to adjustment from time to time as provided in Article V hereof), at the price of $43.66 per share (subject to adjustment from time to time as provided in Article V, the “Exercise Price”).

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Section 4.2           Exercise Period. Warrants may be exercised by the Holder thereof, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time after the Date of Issuance and prior to 5:00 P.M., New York time on December 30, 2021 (the “Exercise Period”). To the extent that a Warrant or portion thereof is not exercised prior to the expiration of the Exercise Period, it shall be automatically cancelled with no action by any Person, and with no further rights thereunder, upon such expiration.

Section 4.3           Method of Exercise.

(a)          In connection with the exercise of any Warrant, (i) the Holder shall surrender such Warrant (or portion thereof) to the Warrant Agent for the number of Warrant Exercise Shares being exercised, up to the aggregate number of Warrant Exercise Shares for which the Warrants are exercisable and (ii) the Exercise Price shall be paid, at the option of the Holder, (x) in United States dollars by personal, certified or official bank check payable to the Warrant Agent, or by wire transfer to an account specified in writing by the Company or the Warrant Agent to such Holder, or by any means established for such purpose by the Depositary, in any such case in immediately available funds in an amount equal to the aggregate Exercise Price for such Warrant Exercise Shares as specified in the Exercise Form or (y) by cashless exercise as set forth in Section 4.3(b).

(b)          In lieu of paying the Exercise Price by the means specified in Section 4.3(a)(ii)(x), any Holder may elect to exercise Warrants by authorizing the Company to withhold and not issue to such Holder, in payment of the Exercise Price thereof, a number of such Warrant Exercise Shares equal to (x) the number of Warrant Exercise Shares for which the Warrants are being exercised, multiplied by (y) the Exercise Price, and divided by (z) the Current Sale Price on the Exercise Date (and such withheld shares shall no longer be issuable under such Warrants, and the Holder shall not have any rights or be entitled to any payment with respect to such withheld shares).

(c)          Upon exercise of any Warrants, the Warrant Agent will as promptly as practicable, within a reasonable time period to enable the Company to meet its obligations under Section 4.4(a), deliver written notice to the Company to confirm the number of shares of Common Stock issuable in connection with such exercise. The Company shall calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation to calculate, the number of shares of Common Stock issuable in connection with any exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Agreement. Such written notice from the Company shall also set forth the cost basis for such shares of Common Stock issued pursuant to such exercise.

(d)          Subject to the terms and conditions of this Agreement, the Holder of any Warrants may exercise, in whole or in part, such Holder’s right to purchase the Warrant Exercise Shares issuable upon exercise of such Warrants by: (x) in the case of Certificated Warrants, properly completing and duly executing the exercise form for the election to exercise such Warrants (including the exercise forms referred to in clauses (y) and (z) below, an “Exercise Form”) substantially in the form of Exhibit B-1, (y) in the case of Direct Registration Warrants, providing an Exercise Form substantially in the form of Exhibit B-2 hereto, properly completed and duly executed by the Registered Holder thereof, to the Warrant Agent, and (z) in the case of Book-Entry Warrants, providing an Exercise Form in compliance with the practices and procedures of the Depositary and its direct and indirect participants, as applicable.

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(e)          Any exercise of Warrants pursuant to the terms of this Agreement shall be irrevocable as of the date of delivery of the Exercise Form and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with the terms of this Agreement.

(f)          In the case of Certificated Warrants, upon receipt of the Warrant Certificate with the properly completed and duly executed Exercise Form, or in the case of Direct Registration Warrants, upon receipt of an Exercise Form, in each case pursuant to Section 4.3(d), the Warrant Agent shall:

(i)          examine the Exercise Form and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Form and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)         if an Exercise Form or other document appears, on its face, to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)        inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the information provided on any Exercise Form received and the information on the Warrant Register;

(iv)        advise the Company as promptly as practicable after receipt of an Exercise Form (within a reasonable time period to enable the Company to meet its obligations under Section 4.4(a)) of (A) the receipt of such Exercise Form and the number of Warrant Exercise Shares in respect of which the Warrants are requested to be exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the Common Stock deliverable upon such exercise, subject to timely receipt of such information by the Warrant Agent, and (C) such other information as the Company shall reasonably request; and

(v)         subject to Common Stock being made available to the Warrant Agent by or on behalf of the Company, and written instructions from the Company, liaise with the transfer agent for the Common Stock for the issuance and registration of the number of shares of Common Stock issuable upon exercise of the Warrants in accordance with the Exercise Form.

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The Company reserves the right reasonably to reject any and all Exercise Forms that it determines are not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Any such determination by the Company shall be final and binding on the Holders of the Warrants, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to any particular exercise of Warrants or any defects in the Exercise Form(s) with regard to any particular exercise of Warrants. The Company shall provide prompt written notice to the Warrant Agent of any such rejection or waiver.

(g)          In the case of Book-Entry Warrants, the Company and the Warrant Agent shall cooperate with the Depositary and its direct and indirect participants in order to effectuate the exercise of such Warrants, in accordance with the applicable practices and procedures of the Depositary and such participants, including the manner of delivery of notice of exercise by the Beneficial Holders thereof, in such form as shall be prescribed by such participants, as applicable.

(h)          The Warrant Agent shall forward funds received for warrant exercises in a given month by the fifth business day of the following month by wire transfer to an account designated by the Company.

Section 4.4           Issuance of Common Stock.

(a)          Upon the effectiveness of any exercise of any Warrants pursuant to Section 4.3, the Company shall, subject to Section 4.6, promptly at its expense, and in no event later than five (5) Business Days after the Exercise Date, cause to be issued as directed by the Holder of such Warrants the total number of whole shares of Common Stock for which such Warrants are being exercised (as the same may be hereafter adjusted pursuant to Article V) in such denominations as are requested by the Holder as set forth below: (i) in the case of the exercise of any Certificated Warrants or Direct Registration Warrants by the Registered Holder thereof, registered as directed by the Holder, (ii) in the case of the exercise of any Book-Entry Warrants by the Beneficial Holder thereof, by same day or next day credit to the Depositary in accordance with the practices and procedures of the Depositary and its respective participants, delivered to such account as directed by the Holder.

(b)          The Warrant Exercise Shares shall be deemed to have been issued at the time at which all of the conditions to such exercise have been fulfilled, and the Holder, or other person to whom the Holder shall direct the issuance thereof, shall be deemed for all purposes to have become the holder of such Warrant Exercise Shares at such time.

Section 4.5           Reservation of Shares.

(a)          During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, a number of shares of Common Stock equal to the aggregate Warrant Exercise Shares issuable upon the exercise of all outstanding Warrants. The Company shall take all such actions as shall be necessary to assure that all such shares of Common Stock may be so issued without violating the Company’s governing documents, any agreements to which the Company is a party on the date hereof, any requirements of any national securities exchange upon which shares of Common Stock may be listed or any applicable Laws. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

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(b)          The Company covenants that it will take such actions as may be necessary or appropriate in order that all Warrant Exercise Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and non-assessable and free from any and all (i) security interests created by or imposed upon the Company and (ii) taxes, liens and charges with respect to the issuance thereof. If at any time prior to the expiration of the Exercise Period the number and kind of authorized but unissued shares of the Company’s capital stock shall not be sufficient to permit exercise in full of the Warrants, the Company will promptly take such corporate action as may, in the opinion of its counsel, be reasonably necessary (including seeking stockholder approval, if required) to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. The Company agrees that its issuance of Warrants shall constitute full authority to its officers who are charged with the issuance of Warrant Exercise Shares to issue Warrant Exercise Shares upon the exercise of Warrants. Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Common Stock without the prior written consent of Requisite Holders.

(c)          The Company represents and warrants to the Holders that the issuance of the Warrants and the issuance of shares of Common Stock upon exercise thereof in accordance with the terms hereof will not constitute a breach of, or a default under, any other material agreements to which the Company is a party on the date hereof.

Section 4.6           Fractional Shares. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of any Warrants, and in any case where a Holder of Warrants would, except for the provisions of this Section 4.6, be entitled under the terms thereof to receive a fraction of a share upon the exercise of such Warrants, the Company shall, upon the exercise of such Warrants, issue or cause to be issued only the largest whole number of Warrant Exercise Shares issuable upon such exercise (and such fraction of a share will be disregarded, and the Holder shall not have any rights or be entitled to any payment with respect to such fraction of a share); provided, that the number of whole Warrant Exercise Shares which shall be issuable upon the contemporaneous exercise of any Warrants by a Holder shall be computed on the basis of the aggregate number of Warrant Exercise Shares issuable upon exercise of all such Warrants by such Holder.

Section 4.7           Close of Books. The Company shall not close its books against the transfer of any Warrants or any Warrant Exercise Shares in any manner which interferes with the timely exercise of such Warrants.

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Section 4.8           Payment of Taxes. In connection with the exercise of any Warrants, the Company shall not be required to pay any tax or other charge imposed in respect of any transfer involved in the Company’s issuance and delivery of shares of Common Stock (including certificates therefor) (or any payment of cash or other property in lieu of such shares) to any recipient other than the Holder of the Warrants being exercised, and in case of any such tax or other charge, the Warrant Agent and the Company shall not be required to issue or deliver any such shares (or cash or other property in lieu of such shares) until (x) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (y) it has been established to the Company’s and the Warrant Agent’s satisfaction that any such tax or other charge that is or may become due has been paid. For the avoidance of doubt, the Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes or charges, unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

Article V

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF
WARRANT EXERCISE SHARES

In order to prevent dilution of the rights granted under the Warrants, the Exercise Price shall be subject to adjustment from time to time as provided in this Article V, and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as provided in this Article V; provided, that if more than one subsection of this Article V is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Article V so as to result in duplication.

Section 5.1           Subdivision or Combination of Common Stock. In the event that the amount of outstanding Common Stock is increased or decreased by combination (by reverse stock split or reclassification) or subdivision (by any stock split or reclassification) of the Common Stock or any distribution by the Company with respect to the Common Stock in the form of additional Common Stock (“Additional Common Stock”), then, on the effective date of such combination, subdivision or distribution, the number of Warrant Exercise Shares issuable on exercise of the Warrants shall be increased or decreased, as applicable, in proportion to such increase or decrease, as applicable, in the outstanding Common Stock. Whenever the number of Warrant Exercise Shares purchasable upon the exercise of the Warrants is adjusted pursuant to this Section 5.1, the Exercise Price shall be adjusted (to the nearest cent ($0.01)) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of Warrant Exercise Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (b) the denominator of which shall be the number of Warrant Exercise Shares so purchasable immediately thereafter.

Section 5.2           Distributions. If the Company at any time after the issuance of the Warrants but prior to the expiration of the Exercise Period fixes a record date for the making of a distribution to all holders of shares of the Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding (i) dividends or distributions referred to in Section 5.1 and (ii) regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then, in each such case, the Exercise Price in effect prior to such record date shall be adjusted thereafter to the price determined by the following formula:

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EP1 = EP0 x (CP0 - FV)/CP0

where

EP1	=	the Exercise Price in effect immediately following the application of the adjustments in this Section 5.2;

EP0	=	the Exercise Price in effect immediately prior to the application of the adjustments in this Section 5.2;

CP0	=	the Current Sale Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way without the right to receive such distribution, or, if the Common Stock is not traded on a on a U.S. national or regional securities exchange or an over-the-counter market, the Current Sale Price of the Common Stock without otherwise taking into account the effects of such distribution; and

FV	=	the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock, which the Board of Directors shall determine in good faith (subject to the rights of the Holders set forth in Section 9.13), taking into account any recent fairness opinion or other valuation report obtained by the Board of Directors or the Company (it being understood that neither the Board of Directors nor the Company shall have any obligation hereunder to obtain such an opinion or report).

Such adjustment shall be made successively whenever such a record date is fixed (an “Adjustment Event”). In such Adjustment Event, the number of Warrant Exercise Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Exercise Shares issuable upon the exercise of each Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the adjustment by (y) the new Exercise Price immediately following such adjustment.

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In the event that such distribution is not so made, the Exercise Price and the number of Warrant Exercise Shares issuable upon exercise of the Warrants then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such securities, evidences of indebtedness, assets, cash, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Warrant Exercise Shares that would then be issuable upon exercise of the Warrants if such record date had not been fixed.

Section 5.3           Pro Rata Repurchase Offer of Common Stock. If at any time after the issuance of the Warrants but prior to the expiration of the Exercise Period the Company consummates a Pro Rata Repurchase Offer of Common Stock, then the Exercise Price shall be reduced to the price determined by the following formula:

EP1 = EP0 x(OS0 x CP0) – AP

  (OS0 – SP) x CP0

where

EP1	=	the Exercise Price in effect immediately following the application of the adjustments in this Section 5.3 (but in no event greater than EP0);

EP0	=	the Exercise Price in effect immediately prior to the application of the adjustments in this Section 5.3;

OS0	=	the number of Fully Diluted shares of Common Stock outstanding immediately before consummation of such Pro Rata Repurchase Offer;

CP0	=	the Current Sale Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase Offer;

AP	=	the aggregate purchase price (including the fair market value, as determined in good faith by the Board of Directors, of any non-cash consideration included therein) paid for the shares of Common Stock in the Pro Rata Repurchase Offer; and

SP	=	the number of shares of Common Stock so repurchased in the Pro Rata Repurchase Offer.

In such event, the Warrant Exercise Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the Warrant Exercise Shares issuable upon the exercise of each Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the adjustment by (y) the new Exercise Price immediately following such adjustment. For the avoidance of doubt, no increase to the Exercise Price or decrease in the Warrant Exercise Shares issuable upon exercise of the Warrants shall be made pursuant to this Section 5.3.

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Section 5.4           Reorganization, Reclassification, Consolidation, Merger or Sale. In connection with any Organic Change prior to the expiration of the Exercise Period, the Holders’ right to receive shares of Common Stock upon exercise of a Warrant shall be converted into the right to acquire and receive, upon exercise of such Warrants, such cash, stock, securities or other assets or property as would have been issued or payable in such Organic Change (as if the Holder had exercised such Warrant immediately prior to such Organic Change) with respect to or in exchange, as applicable, for the number of Warrant Exercise Shares that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Organic Change. The Company shall not effect any Organic Change unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Organic Change, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of Article V), the obligation to deliver to the Holders such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Holders shall be entitled to receive upon exercise of the Warrants. The provisions of this Section 5.4 shall similarly apply to successive Organic Changes.

Section 5.5           Notice of Adjustments. Whenever the number and/or kind of Warrant Exercise Shares or the Exercise Price is adjusted as herein provided, the Company shall (i) prepare and deliver, or cause to be prepared and delivered, forthwith to the Warrant Agent a written statement setting forth the adjusted number and/or kind of shares issuable upon the exercise of Warrants and the Exercise Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) cause the Warrant Agent to give written notice to each Holder in the manner provided in Section 9.2 below, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be fully protected in relying upon any such written notice delivered in accordance with this Section 5.5, and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such written notice. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no duty or obligation to investigate or confirm whether the information contained in any such written notice complies with the terms of this Agreement or any other document. The Warrant Agent shall have no duty to determine when an adjustment under this Article V should be made, how any such adjustment should be calculated, or the amount of any such adjustment.

Section 5.6           Deferral or Exclusion of Certain Adjustments; Par Value. No adjustment to the Exercise Price or the number of Warrant Exercise Shares shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the applicable Exercise Price or the number of Warrant Exercise Shares; provided, that any adjustments which by reason of this Section 5.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment and in any Organic Change. Subject to Section 4.5(b), no adjustment need be made for a change in the par value of the shares of Common Stock. All calculations under this Section shall be made to the nearest one one-thousandth (1/1,000) of one cent ($0.01) or to the nearest one one-thousandth (1/1,000) of a share, as the case may be. Without limiting Section 4.5(b), if an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

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Section 5.7           Form of Warrant After Adjustments. The form of Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number and/or kind of shares issuable upon exercise of the Warrants, and Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated therein, as initially issued; provided, that such adjustments in the Exercise Price or the number and/or kind of shares issuable upon exercise of the Warrants pursuant to the terms of this Agreement shall nonetheless have effect upon exercise of the Warrants. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate or this Agreement (including the rights, duties, liabilities or obligations of the Warrant Agent), and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate, may be in the form so changed.

Section 5.8           Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article V shall be made in good faith and shall be conclusive in the absence of manifest error or bad faith.

Article VI

TRANSFER AND EXCHANGE
OF WARRANTS

Section 6.1           Registration of Transfers and Exchanges.

(a)          Transfer and Exchange of Book-Entry Warrants. The Transfer and exchange of Book-Entry Warrants shall be effected through the Depositary and its direct and indirect participants, in accordance with the practices and procedures therefor of the Depositary and such participants.

(b)          Exchange of Book-Entry Warrants for Certificated Warrants or Direct Registration Warrants. If at any time:

(i)          the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

(ii)         the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Certificated Warrants or Direct Registration Warrants under this Agreement,

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then upon written instructions signed by an Appropriate Officer of the Company, the Warrant Agent shall register and issue Certificated Warrants, or shall register Direct Registration Warrants, in an aggregate number equal to the number of Book-Entry Warrants represented by the Global Warrant Certificates, in accordance with such written instructions. Such written instructions provided by the Company shall state that the Certificated Warrants or Direct Registration Warrants issued in exchange for Book-Entry Warrants pursuant to this Section 6.1(b) shall be registered in such names and in such amounts as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent.

(c)          Transfer and Exchange of Certificated Warrants or Direct Registration Warrants. When Certificated Warrants or Direct Registration Warrants are presented to the Warrant Agent with a written request:

(i)          to register the Transfer of such Certificated Warrants or Direct Registration Warrants; or

(ii)         to exchange such Certificated Warrants or Direct Registration Warrants for an equal number of Certificated Warrants or Direct Registration Warrants, respectively, of other authorized denominations, the Warrant Agent shall register the Transfer or make the exchange, and in the case of Certificated Warrants shall issue such new Warrant Certificates, as requested if its customary requirements for such transactions are met, provided, that (A) the Warrant Agent shall have received (x) a written instruction of Transfer in form satisfactory to the Warrant Agent, duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing along with evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, (y) a written order of the Company signed by an Appropriate Officer authorizing such exchange and (z) in the case of Certificated Warrants, surrender of the Warrant Certificate or Certificate(s) representing same duly endorsed for Transfer or exchange, and (B) if reasonably requested by the Company, the Company shall have received a written opinion of counsel reasonably acceptable to the Company that such transfer is in compliance with the Securities Act.

(d)          Exchange of Certificated Warrants or Direct Registration Warrants for Book-Entry Warrants. Certificated Warrants or Direct Registration Warrants that are not subject to any Warrant Restrictions may be exchanged for Book-Entry Warrants upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate written instruments of transfer with respect to such Certificated Warrants or Direct Registration Warrants, in form satisfactory to the Warrant Agent, and in the case of Certificated Warrants, surrender of the Warrant Certificate(s) representing same duly endorsed for Transfer or exchange, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Certificated Warrants or Direct Registration Warrants, then the Warrant Agent shall cancel such Certificated Warrants or Direct Registration Warrants on the Warrant Register and cause or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Book-Entry Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, or if the Global Warrant Certificates then outstanding cannot be used for such purposes, the Company shall issue and the Warrant Agent shall countersign (by either manual or facsimile signature), a new Global Warrant Certificate representing the appropriate number of Book-Entry Warrants. Any such transfer shall be subject to the Company’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

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(e)          Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6.1(f)), unless and until it is exchanged in whole for Certificated Warrants or Direct Registration Warrants, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)          Restrictions on Transfer. No Warrants or Warrant Exercise Shares shall be sold, exchanged or otherwise Transferred in violation of the Securities Act or state securities Laws or the Company’s articles of incorporation. If any Holder purports to Transfer Warrants to any Person in a transaction that would violate the provisions of this Section 6.1(f), such Transfer shall be void ab initio and of no effect.

(g)          Exchange of Global Warrant Certificate. A Global Warrant Certificate may be exchanged for another Global Warrant Certificate of like or similar tenor for purposes of complying with the practices and procedures of the Depositary.

(h)          Cancellation of Global Warrant Certificate. At such time as all beneficial interests in a Global Warrant Certificate have either been exchanged for Certificated Warrants or Direct Registration Warrants, redeemed, repurchased or cancelled, the Global Warrant Certificate shall be returned to, or retained and cancelled pursuant to applicable Law by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 6.2           Obligations with Respect to Transfers and Exchanges of Warrants.

(a)          All Certificated Warrants or Direct Registration Warrants issued upon any registration of Transfer or exchange of Certificated Warrants or Direct Registration Warrants, respectively, shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Certificated Warrants or Direct Registration Warrants surrendered upon such registration of Transfer or exchange. No service charge shall be made to a Registered Holder for any registration, Transfer or exchange of any Certificated Warrants or Direct Registration Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Registered Holder in connection with any such exchange or registration of Transfer. The Warrant Agent shall have no obligation to effect an exchange or register a Transfer unless and until it is satisfied that all such taxes and/or charges have been paid.

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(b)          So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, shall be considered by the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent as the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement (subject to Sections 4.1(ii) and 4.3(d)(z)). Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy, or other authorization furnished by the Depositary or impair the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in a Global Warrant Certificate.

(c)          Subject to Section 6.1(c), and this Section 6.2, the Warrant Agent shall:

(i)          in the case of Certificated Warrants, upon receipt of all information required to be delivered hereunder, from time to time register the Transfer of any outstanding Certificated Warrants in the Warrant Register, upon delivery by the Registered Holder thereof, at the Warrant Agent’s office designated for such purpose, of the Warrant Certificate representing such Certificated Warrants, properly endorsed for transfer, by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney; and upon any such registration of Transfer, a new Warrant Certificate shall be issued to the transferee.

(ii)         in the case of Direct Registration Warrants, upon receipt of all information required to be delivered hereunder, from time to time register the Transfer of any outstanding Direct Registration Warrants in the Warrant Register, upon delivery by the Registered Holder thereof, at the Warrant Agent’s office designated for such purpose, of a form of assignment substantially in the form of Exhibit C hereto, properly completed and duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney; and upon any such registration of Transfer, a new Direct Registration Warrant shall be issued to the transferee.

Section 6.3           Fractional Warrants. The Warrant Agent shall not effect any registration of Transfer or exchange which will result in the issuance of a fraction of a Warrant.

Section 6.4           Restricted Warrants; Legends. Notwithstanding anything contained in this Agreement, the Company will cause any Warrants that are distributed or issued under the Plan of Reorganization to any Person that the Company, in its sole discretion, determines may be deemed an “underwriter” under section 1145(b) of the Bankruptcy Code, to be issued as Certificated Warrants represented by Warrant Certificates bearing a legend in substantially the following form, or as Direct Registration Warrants with a notation to a similar effect on the Warrant Register:

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THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS. THESE WARRANTS (AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF) MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

The Warrant Exercise Shares issued upon exercise of any such Warrants shall be issued in the form of registered stock certificates bearing a legend indicating that transfer may be restricted under United States federal and state securities laws or in the form of an electronic entry on the stock register maintained by the transfer agent for the Common Stock with a notation to a similar effect.

The Holder (or its transferee, as applicable) of any such Warrants or Warrant Exercise Shares, as applicable, shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the restrictive legend set forth above when (a) all such Warrants or Warrant Exercise Shares, as applicable, shall have been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering such securities or (ii) disposed of pursuant to the provisions of Rule 144 or any comparable rule under the Securities Act or (b) when, in the written reasonable opinion of independent counsel for such Holder (which counsel shall be experienced in Securities Act matters and which counsel and opinion shall be reasonably satisfactory to the Company), such restrictions are no longer required in order to insure compliance with the Securities Act (including, without limitation, when all such Warrants or Warrant Exercise Shares, as applicable, could be sold in a single transaction pursuant to Rule 144 without restriction as to volume or manner of sale).

Article VII

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

Section 7.1           No Rights or Liability as Stockholder. Nothing contained herein shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The vote or consent of any Holder shall not be required with respect to any action or proceeding of the Company and no Holder shall have any right not expressly conferred hereunder or under, or by applicable Law with respect to, the Warrants held by such Holder. No Holder, by reason of the ownership or possession of a Warrant, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant. No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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Section 7.2           Notice to Registered Holders. The Company shall give notice to Registered Holders by regular mail, and prompt written notice thereof to the Warrant Agent, if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

(a)           the payment of any dividend payable in any securities upon shares of Common Stock or the making of any distribution (other than a regular quarterly cash dividend) to all holders of Common Stock;

(b)           the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or of any other subscription rights, options or warrants;

(c)           a Pro Rata Repurchase Offer;

(d)           an Organic Change;

(e)           a dissolution, liquidation or winding up of the Company; or

(f)           any the occurrence of any other event that would result in an adjustment to the Exercise Price or the number of Warrant Exercise Shares issuable upon exercise of the Warrants under Article V.

Such giving of notice shall be initiated at least ten (10) days prior to the date fixed as the record date or the date of closing of the Company’s stock transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or of the stockholders entitled to vote on such Organic Change, dissolution, liquidation or winding up or the proposed effective date of a Pro Rata Repurchase Offer or any other event that would result in an adjustment to the Exercise Price or the number of Warrant Exercise Shares issuable upon exercise of the Warrants under Article V. Such notice shall specify such record date or the date of closing the stock transfer books or proposed effective date, as the case may be. Failure to provide such notice shall not affect the validity of any action taken. For the avoidance of doubt, no such notice (or the failure to provide it to any Holder) shall supersede or limit any adjustment called for by Article V by reason of any event as to which notice is required by this Section.

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Section 7.3           Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may issue, and upon written request by the Company, the Warrant Agent shall countersign (either by manual or facsimile signature), and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor in accordance with written instructions from the Company. In the case of Warrant Certificates other than Global Warrant Certificates, the Warrant Agent shall require evidence reasonably satisfactory to it of the loss, theft or destruction of such Warrant Certificate, and an open penalty surety bond satisfactory to it and holding the Company and the Warrant Agent harmless, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. Applicants for such substitute Warrant Certificates shall also comply with such other regulations and pay such other charges as the Company or the Warrant Agent may require.

Section 7.4           Cancellation of Warrants

. If the Company shall purchase or otherwise acquire Warrants, such Warrants shall be cancelled and retired, in the case of Certificated Warrants or Direct Registration Warrants, by appropriate notation on the Warrant Register, and, in the case of Book-Entry Warrants, in accordance with the practices and procedures of the Depositary, including if required by such practices and procedure by appropriate notation on the applicable Global Warrant Certificate.

Article VIII

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 8.1           Resignation, Removal, Consolidation or Merger of Warrant Agent.

(a)           Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of sixty (60) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of a Warrant, then the Registered Holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. The Company may, at any time and for any reason at no cost to the Holders, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument signed by the Company and specifying such removal and the date when it is intended to become effective, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a Person organized and existing under the Laws of the United States of America, or any state thereunder, in good standing. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

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(b)           Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such Registered Holder’s address appearing on the Warrant Register. Failure to give any notice provided for in this Section 8.1(b) or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

(c)           Merger, Consolidation or Name Change of Warrant Agent.

(i)           Any Person into which the Warrant Agent may be merged or with which it may be consolidated or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 8.1(a). If any of the Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of any previous Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

(ii)           If at any time the name of the Warrant Agent is changed and at such time any of the Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 8.2           Fees and Expenses of Warrant Agent.

(a)           Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent as set forth in the fee proposal between the Company and the Warrant Agent dated December 21, 2016 and will reimburse the Warrant Agent upon demand for all reasonable and documented out-of-pocket expenses (including reasonable counsel fees and expenses), taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in connection with the negotiation, preparation, delivery, administration, execution, modification, waiver, delivery, enforcement or amendment of this of this Agreement and the exercise and performance of its duties hereunder.

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(b)           Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

Section 8.3           Duties of Warrant Agent

(a)           Covered Persons. References to the Warrant Agent in this Section 8.3 shall include the Warrant Agent and its affiliates, principles, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals.

(b)           Liability.

(i)           The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement, the Warrant Statements or in the Warrant Certificates (except, in each case, its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent shall not be under any responsibility in respect of the validity or sufficiency of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificate (except, in each case, its countersignature therefor); nor shall the Warrant Agent be responsible for any breach by the Company of any covenant or condition contained in this Agreement; nor shall the Warrant Agent be responsible for the making of any adjustment in the Exercise Price or the number and/or kind of shares issuable upon the exercise of Warrants required under the provisions of Article V or be responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such change; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Exercise Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Exercise Shares will, when issued, be validly issued and fully paid and non-assessable. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(ii)          The Warrant Agent shall have no liability under, and no duty to inquire as to, the provisions of any agreement, instrument or document other than this Agreement.

(iii)         The Warrant Agent may rely on and shall incur no liability or responsibility to the Company, any Holder, or any other Person for any action taken, suffered or omitted to be taken by it upon any notice, instruction, request, resolution, waiver, consent, order, certificate, affidavit, statement, or other paper, document or instrument furnished to the Warrant Agent hereunder and believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such notice, instruction, request, resolution, waiver, consent, order, certificate, affidavit, statement, or other paper, document or instrument. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement.

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(iv)         The Warrant Agent shall act hereunder solely as agent for the Company and in a ministerial capacity and does not assume any obligation or relationship of agency or trust with any of the Holders, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken in connection with this Agreement except to the extent that a court of competent jurisdiction determines that its own gross negligence, willful misconduct or bad faith (as each is determined by a final, nonappealable judgment) was the primary cause of any loss.

(v)         Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for any special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Notwithstanding anything contained in this Agreement to the contrary, any liability of the Warrant Agent under this Agreement, whether in contract, or in tort, or otherwise, shall be limited in the aggregate to, and shall not exceed, an amount equal to the fees and charges, but not including reimbursable expenses, paid by the Company to the Warrant Agent hereunder during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

(vi)         All rights and obligations contained in this Section 8.3 shall survive the termination of this Agreement and the resignation, replacement, incapacity or removal of the Warrant Agent. All fees and expenses incurred by the Warrant Agent prior to the resignation, replacement, incapacity or removal of the Warrant Agent shall be paid by the Company in accordance with this Section 8.3 of this Agreement notwithstanding such resignation, replacement, incapacity or removal of the Warrant Agent.

(vii)        The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to the provisions of this Agreement.

(viii)       In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

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(ix)           In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(c)           Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an Appropriate Officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered by it pursuant to the provisions of this Agreement. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(d)           Indemnity. The Company agrees to indemnify, defend, protect and save the Warrant Agent and hold it harmless from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses, including without limitation reasonable fees and disbursements of counsel, that may be imposed on, incurred by, or asserted against such Person, at any time, and in any way relating to or arising out of or in connection with, directly or indirectly, the execution, delivery or performance of this Agreement, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of such Person; provided, that no such Person shall be entitled to be so indemnified, defended, protected, saved and kept harmless to the extent such loss was caused by its own gross negligence, bad faith or willful misconduct, each as determined by a final judgment of a court of competent jurisdiction. Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent, which written consent shall not be unreasonably conditioned, withheld or delayed.

(e)           Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except, in each case, its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement; nor shall it be responsible to make any adjustments required under the provisions of Article V hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any Common Stock will, when issued, be valid and fully paid and non-assessable. The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities Laws in connection with the issuance, transfer or exchange of Warrants.

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(f)           The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided, that the Warrant Agent acts without gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in connection with the selection of such attorneys, agents or employees.

(g)           The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be legal counsel for the Company) and the advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by such parties in accordance with such advice.

(h)           The Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company freely as though it was not Warrant Agent under this Agreement. Nothing contained herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(i)           The Warrant Agent shall not be required to use or risk its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Warrant Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity satisfactory to it.

Article IX

MISCELLANEOUS PROVISIONS

Section 9.1           Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.2           Notices. Any notice or other communication by any of the Company, the Warrant Agent or the Registered Holders to the other(s) which may be, or is required to be, given hereunder shall be in writing and shall be sent by certified or regular mail (return receipt requested, postage prepaid), by private national courier service, by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (i) if mailed, two (2) days after the date of mailing, (ii) if sent by national courier service, one (1) Business Day after being sent, (iii) if delivered personally, when so delivered, or (iv) if sent by facsimile transmission, on the Business Day after such facsimile is transmitted, in each case as follows:

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if to the Warrant Agent, to:

Continental Stock Transfer & Trust Company
New York, New York 10004

17 Battery Place
Facsimile: (212) 616-7616

Attention: Margaret Villani & Steven Vacante

if to the Company, to:

Energy XXI Gulf Coast, Inc.

1021 Main Street, Suite 2626

Houston, Texas 77002

Facsimile: (713) 351-3300

Attention: John D. Schiller, Jr.

with copies (which shall not constitute notice) to:

Vinson & Elkins LLP
1001 Fannin Street

Suite 2500

Houston, TX 77002-6760
Facsimile: (713) 615-5234
Attention: Sarah K. Morgan

if to Registered Holders, at their addresses as they appear in the Warrant Register and, if different, at the addresses appearing in the records of the transfer agent or registrar for the Common Stock.

Section 9.3           Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holders.

Section 9.4           Examination of this Agreement. A copy of this Agreement, and of the entries in the Warrant Register relating to such Registered Holder’s Warrants, shall be available at all reasonable times at an office designated for such purpose by the Warrant Agent, for examination by the Registered Holder of any Warrant.

Section 9.5           Counterparts. This Agreement may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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Section 9.6           Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 9.7           Supplements, Amendments and Waivers.

(a)           Subject to Section 9.7(b) below, this agreement may not be amended except in writing signed by the Company and the Warrant Agent.

(b)           The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants without the approval of any Holder in order to (i) cure any manifest error or other mistake in this Agreement or the Warrants, or to correct any provision contained herein or in the Warrants that may be defective, (ii) evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent or (iii) make any other provisions in regard to matters or questions arising hereunder that the Company may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders in any material respect, or

(c)           The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants or waive compliance by the Company with any provision of this Agreement or the Warrants with the prior written consent of Requisite Holders; provided, that the consent of each Holder adversely affected thereby shall be required for any amendment that (i) reduces the term of the Warrants (or otherwise modifies any provisions pursuant to which the Warrants may be terminated or cancelled), (ii) increases the Exercise Price and/or decreases the number of Warrant Exercise Shares (or, as applicable, the amount of cash or such other securities and/or assets or other property) deliverable upon exercise of the Warrants, other than such increases and/or decreases that are made pursuant to Article V or (iii) modifies, in a manner adverse to the Holders generally, the material anti-dilution provisions set forth in Article V. In addition, any term of a specific Warrant may be supplemented, amended or waived with the written consent of the Company and the Holder of such Warrant.

(d)           It is not necessary for Holders to approve the particular form of any proposed supplement, amendment or waiver, but is sufficient if their consent approves the substance thereof. Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer which states that the proposed supplement, amendment or waiver is in compliance with the terms of this Section 9.7, the Warrant Agent shall execute such supplement, amendment or waiver; provided, that the Warrant Agent may, but shall not be obligated to, execute any amendment, supplement or waiver that affects Warrant Agent’s rights, duties, immunities, liabilities or obligations hereunder. Any supplement, amendment or waiver effected pursuant to and in accordance with the provisions of this Section 9.7 shall be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any supplement, amendment or waiver, the Company shall give prompt notice thereof to all Registered Holders. Any failure of the Company to give such notice or any defect therein shall not, however, in any way impair or affect the validity of any such amendment.

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Section 9.8           No Inconsistent Agreements; No Impairment. The Company shall not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements. The Company shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Warrants and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holders against impairment.

Section 9.9           Integration/Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company, the Warrant Agent and the Holders in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the Warrants. This Agreement supersedes all prior agreements and understandings between the parties with respect to the Warrants.

Section 9.10         Governing Law; Exclusive Jurisdiction. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the Laws of the State of New York and for all purposes shall be governed by and construed in accordance with the Laws of such State. Each party hereto consents and submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and of the U.S. federal courts located in the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 9.2 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.

Section 9.11          Termination. This Agreement will terminate on the earlier of (i) such date when all Warrants have been exercised with respect to all shares subject thereto, or (ii) the expiration of the Exercise Period. The provisions of Section 8.3 and this Article IX shall survive such termination and the resignation, replacement or removal of the Warrant Agent.

Section 9.12         Waiver of Trial by Jury. Each party hereto, including each Holder by its receipt of a Warrant, hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.

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Section 9.13         Remedies. The Company hereby agrees that, in the event that the Company violates any provisions of the Warrants (including the obligation to deliver shares of Common Stock upon the exercise thereof), the remedies at law available to the Holder of such Warrant may be inadequate. In such event, the Requisite Holders and, other than in the event the Company fails to deliver Warrant Exercise Shares upon a Holder’s exercise of its Warrants or any other violation of Section 9.7(c) with respect to such Holder (which shall not require the consent of the Requisite Holders), with the prior written consent of the Requisite Holders, the Holder of such Warrants, shall have the right, in addition to all other rights and remedies any of them may have, to specific performance and/or injunctive or other equitable relief to enforce the provisions of this Agreement and the Warrants.

Section 9.14        Bank Accounts. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of Services (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Warrant Agent will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 9.15         Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby; provided, that if any such excluded provision shall adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to immediately resign.

Section 9.16         Confidentiality

. The Warrant Agent and the Company agree that the Warrant Register and personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or carrying out of this Agreement, shall remain confidential and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions), or pursuant to the requirements of the SEC.

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Section 9.17         Warrantholder Actions.

(a)           Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent.

(b)           Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of a Warrant certificate that evidences the same Warrant of the acting Holder, even if no notation thereof appears on the Warrant certificate. Subject to paragraph (c), a Holder may revoke an act as to its Warrants, but only if the Warrant Agent receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c)           The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned parties hereto as of the date first above written.

Energy XXI Gulf Coast, inc.

By:	/s/ Hugh A. Menown
Name:	Hugh A. Menown
Title:	Executive Vice President, Chief Accounting Officer

[Signature Page to Warrant Agreement]

Continental stock transfer & trust company, as Warrant Agent

By:	/s/ Michael Mullings
Name:	Michael Mullings
Title:	Vice President

[Signature Page to Warrant Agreement]

EXHIBIT A-1

FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 30, 2021

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6.1(g) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6.1(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

THE SECURITIES REPRESENTED BY THIS GLOBAL WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF DECEMBER 30, 2016, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 30, 2021

WARRANT TO PURCHASE

2,119,889 SHARES OF COMMON STOCK OF

ENERGY XXI GULF COAST, INC.*

CUSIP # 29276K 119
ISSUE DATE: December 30, 2016

No. W-1

This certifies that, for value received, Cede & Co. and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from reorganized Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on December 30, 2021, the number of fully paid and non-assessable shares of Common Stock, par value $0.01 per share (“Common Stock”) of the Company set forth above at the Exercise Price (as defined in the Warrant Agreement). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. The initial Exercise Price shall be $43.66.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

*	Exercisable for 2,119,889 shares of Common Stock for all Warrants in the aggregate, subject to adjustment in accordance with Article V of the Warrant Agreement.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 30th day of December, 2016.

ENERGY XXI GULF COAST, INC.

By:

Print Name:	Hugh A. Menown

Title:	Executive Vice President, Chief Accounting Officer

Attest:

Continental Stock Transfer & Trust Company, as Warrant Agent

By:
Name: Michael Mullings
Title: Vice President

Address of Registered Holder for Notices (until changed in accordance with this Warrant):
Cede & Co.
55 Water Street
New York, New York 10041

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

The Warrant evidenced by this Global Warrant Certificate is a part of a duly authorized issue of Warrants to purchase 2,119,889¤ shares of Common Stock issued pursuant to the Warrant Agreement, a copy of which may be inspected at the office of the Warrant Agent designated for such purpose. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants. All capitalized terms used on the face of this Warrant herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

The Company shall not be required to issue fractions of Common Stock or any certificates that evidence fractional Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof (subject to Section 4.3(d)(z) of the Warrant Agreement) and for all other purposes (subject to Section 4.1(ii) of the Warrant Agreement), and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

¤	Exercisable for 2,119,889 shares of Common Stock for all Warrants in the aggregate, subject to adjustment in accordance with Article V of the Warrant Agreement.

EXHIBIT A-2

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF DECEMBER 30, 2016, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

Certificate Number ________________	Warrants ___________
CUSIP 29276K 119
This certifies that
is the holder of

WARRANTS TO PURCHASE COMMON STOCK OF
ENERGY XXI GULF COAST, INC.

transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of the certificate properly endorsed. Each Warrant entitles the holder and its registered assigns (collectively, the “Registered Holder”) to purchase by exercise from reorganized Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on December 30, 2021, one fully paid and non-assessable share of common stock, par value $0.01 per share (“Common Stock”) of the Company at the Exercise Price (as defined in the Warrant Agreement). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. The initial Exercise Price shall be $43.66.

This certificate is not valid unless countersigned and registered by the Warrant Agent.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED

Authorized Officer

Attest:	COUNTERSIGNED AND REGISTERED CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS WARRANT AGENT
By
Secretary	AUTHORIZED SIGNATURE

FORM OF REVERSE OF WARRANT

ENERGY XXI GULF COAST, INC.

The Warrants evidenced by this Warrant Certificate are a part of a duly authorized issue of Warrants to purchase 2,119,889 shares of Common Stock issued pursuant to the Warrant Agreement, as dated December 30, 2016 between reorganized Energy XXI Gulf Coast, Inc. and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (together with its successors and assigns, the “Warrant Agent” and the agreement, the “Warrant Agreement”), a copy of which may be inspected at the office of the Warrant Agent designated for such purpose. The Warrant Agreement is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants. All capitalized terms used in this Warrant Certificate but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

The Company shall not be required to issue fractions of Common Stock or any certificates that evidence fractional Common Stock. No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws. The Warrants represented by this Warrant Certificate do not entitle the Registered Holder to any of the rights of a stockholder of the Company. The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

EXHIBIT B-1

EXERCISE FORM FOR REGISTERED HOLDERS HOLDING WARRANT CERTIFICATES

(To be executed upon exercise of Warrants)

The undersigned Registered Holder of this Warrant Certificate, being the holder of Warrants of reorganized Energy XXI Gulf Coast, Inc. (the “Company”), issued pursuant to that certain Warrant Agreement, as dated December 30, 2016 (the “Warrant Agreement”), by and among the Company, and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (together with its successors and assigns, the “Warrant Agent”) hereby irrevocably elects to exercise the number of Warrants indicated below, for the purchase of the number of shares of Common Stock, par value $0.01 per share (“Common Stock”) indicated below and (check one):

☐	herewith tenders payment for _______ of the Warrant Exercise Shares to the order of the Company in the amount of $_________ in accordance with the terms of the Warrant Agreement; or

☐	herewith tenders _______ Warrants pursuant to the cashless exercise provisions of Section 4.3(b) of the Warrant Agreement. This exercise and election shall be immediately effective.

The undersigned requests that the Warrant Exercise Shares, or the net number of shares of Common Stock issuable upon exercise of the Warrants pursuant to the cashless exercise provisions of Section 4.3(b) of the Warrant Agreement, be issued in the name of the undersigned Holder or as otherwise indicated below:

Name
Address

If said number of Warrant Exercise Shares shall not be all the Warrant Exercise Shares issuable upon exercise of the Warrant, the undersigned requests that a new Warrant Certificate representing the balance of such Warrant shall be issued in the name of the undersigned Holder or as otherwise indicated below and be delivered to the address indicated below:

Name
Address

Delivery Address (if different)

Dated: ____________, 20___           HOLDER

[___________________]

By ____________________

Name:

Title:

36

EXHIBIT B-2

EXERCISE FORM FOR REGISTERED HOLDERS HOLDING DIRECT REGISTERED WARRANTS

(To be executed upon exercise of Warrants)

The undersigned Holder, being the holder of Warrants of reorganized Energy XXI Gulf Coast, Inc. (the “Company”), issued pursuant to that certain Warrant Agreement, as dated December 30, 2016 (the “Warrant Agreement”), by and among reorganized the Company, and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (together with their respective successors and assigns, the “Warrant Agent”), hereby irrevocably elects to exercise the number of Warrants indicated below, for the purchase of the number of shares of Common Stock, par value $0.01 per share (“Common Stock”) indicated below and (check one):

☐	herewith tenders payment for _______ of the Warrant Exercise Shares to the order of the Company in the amount of $_________ in accordance with the terms of the Warrant Agreement; or

☐	herewith tenders _______ Warrants pursuant to the cashless exercise provisions of Section 4.3(b) of the Warrant Agreement. This exercise and election shall be immediately effective.

The undersigned requests that the Warrant Exercise Shares, or the net number of shares of Common Stock issuable upon exercise of the Warrants pursuant to the cashless exercise provisions of Section 4.3(b) of the Warrant Agreement, be issued in the name of the undersigned Holder or as otherwise indicated below:

Name
Address

If said number of Warrant Exercise Shares shall not be all the Warrant Exercise Shares issuable upon exercise of the Warrant, the undersigned requests that a new Warrant representing the balance of such Warrant shall be issued in the name of the undersigned Holder or as otherwise indicated below and that a Warrant Statement reflecting such balance be delivered to the address indicated below:

Name
Address

Delivery Address (if different)

Dated: ____________, 20___	HOLDER
[___________________]
By
Name:
Title:

EXHIBIT C

FORM OF ASSIGNMENT
FOR REGISTERED HOLDERS
HOLDING DIRECT REGISTRATION WARRANTS
(To be executed only upon assignment of Warrants)

For value received, the undersigned Holder of Warrants of reorganized Energy XXI Gulf Coast, Inc. (the “Company”), issued pursuant to that certain Warrant Agreement, as dated December 30, 2016 (the “Warrant Agreement”), by and among reorganized the Company, and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (together with its successors and assigns, the “Warrant Agent”), hereby sells, assigns and transfers unto the Assignee(s) named below the number of Warrants listed opposite the respective name(s) of the Assignee(s) named below, and all other rights of the Holder under said Warrants, and does hereby irrevocably constitute and appoint _____________________________ attorney, to transfer said Warrants, as and to the extent set forth below, on the Warrant Register maintained for the purpose of registration thereof, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address of Assignee(s)	Number of Warrants

Dated: ______ , 20__	Signature: ____________________________
Name: _______________________________

Note: The above signature and name should correspond exactly with the name of the Holder of the Warrants as it appears on the Warrant Register.